UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2024

Standard BioTools Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34180 (Commission File Number)	77-0513190 (I.R.S. Employer Identification Number)
2 Tower Place, Suite 2000 South San Francisco, California 94080
(Address of principal executive offices and zip code)
(650) 266-6000
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 13, 2023, Plaintiffs Dr. Larry Gold and Dr. Jason Cleveland (together, the “Plaintiffs”), on behalf of a putative class of former stockholders of Nominal Defendant SomaLogic, Inc. (“SomaLogic”), a wholly owned subsidiary of Standard BioTools Inc. (the “Company”), filed a Verified Class Action Complaint (the “Action”) in the Court of Chancery of the State of Delaware (the “Delaware Court”), alleging that the defendants breached their duty of disclosure by issuing an allegedly materially false and misleading proxy statement (the “Proxy”). On December 21, 2023, SomaLogic filed corrective and supplemental merger disclosures to the Proxy (the “Mooting Disclosures”). On September 3, 2024, the Plaintiffs filed a Motion for an Interim Award of Attorneys’ Fees and Expenses seeking an award of attorneys’ fees and expenses incurred by the Plaintiffs in securing the Mooting Disclosures (the “Fee Application”).

SomaLogic denies and continues to deny all allegations of wrongdoing in the Action. Plaintiffs and SomaLogic agreed that the Mooting Disclosures rendered moot certain of Plaintiffs’ claims. Following negotiations, the Company subsequently decided to avoid further litigation of the issue by resolving the Fee Application and agreeing to pay $890,000 in attorneys’ fees and expenses in full satisfaction of any and all claims by Plaintiffs and their counsel for fees and expenses in the Action relating to the Mooting Disclosures. In making this decision, SomaLogic and the Company considered various factors, including the cost and time associated with litigation.

On December 19, 2024, the Delaware Court entered an order, pursuant to a stipulation, providing that notice of these payments be given through the filing of this Current Report on Form 8-K. A copy of the Stipulation and [Proposed] Order Governing Plaintiffs’ Motion for An Interim Award of Attorneys’ Fees and Expenses is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In entering the order, the Delaware Court was not asked to review, and did not pass judgment on, the agreed payment of Plaintiffs’ attorneys’ fees and expenses or their reasonableness. The Plaintiffs’ counsel are A. Thompson Bayliss and E. Wade Houston of Abrams & Bayliss LLP, (302) 778-1000; and Peter L. Welsh and Nicholas M. Berg of Ropes & Gray LLP, (617) 951-7000. Counsel for the Company are D. McKinley Measley of Morris, Nichols, Arsht & Tunnell LLP, (302) 658-9200; and John F. Sylvia of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., (617) 542-6000.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Stipulation and [Proposed] Order Governing Plaintiffs’ Motion for An Interim Award of Attorneys’ Fees and Expenses dated December 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2024	STANDARD BIOTOOLS INC.

	By:	/s/ Alex Kim
	Name:	Alex Kim
	Title:	Chief Financial Officer